Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Immunome, Inc. (Form S-3 (Nos. 333-275598 and 333-259966); Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (No. 333-273792); Form S-8 (Nos. 333-270598 and 333-254731)) of our report dated August 8, 2023, relating to the financial statements of Morphimmune, Inc., as of and for the years ended December 31, 2022 and 2021 appearing in this Current Report on Form 8-K/A of Immunome, Inc.

/s/ Moss Adams LLP

Seattle, Washington

November 22, 2023